POWER OF ATTORNEY

          Know all by these presents, that the undersigned hereby constitutes and appoints each of Howard B. Nelson, Jr. and John P. Rigrish, singly and not jointly, the undersigned's true and lawful attorney-in-fact to:

                  (1) execute for and on behalf of the undersigned Schedules 13D and 13G, and Forms 3, 4, and 5, in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

                  (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedule 13D or 13G, or Form 3, 4, or 5, and the timely filing of such schedule or form with the United States
                           Securities and Exchange Commission and any other authority; and

                  (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

                  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section13(d) and/or Section 16 of the Securities Exchange Act of 1934. This Power of Attorney can be revoked only by delivering a signed, original "Revocation of Power of Attorney" to the attorney-in-fact.

                  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of January, 2000.



                                                       /s/ Harold W. Ripps
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                                                             Signature

                                                           Harold W. Ripps
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                                                            Print Name